Exhibit 1.1

LUCID, INC.

1,388,000 Units

Each Unit Consisting

of

One Share of Common Stock and

One Warrant to Purchase a Share of Common Stock

UNDERWRITING AGREEMENT

December 28, 2011

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, CA  92660

As Representative of the Underwriters

named on Schedule I hereto

Ladies and Gentlemen:

Lucid, Inc., a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) for whom Roth Capital Partners, LLC is acting as representative (the “Representative”), an aggregate of 1,388,000 units (the “Underwritten Units”), each Underwritten Unit consisting of (i) one share Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Underwritten Shares”) and (ii) one warrant to purchase one share of Common Stock (the “Underwritten Warrants”).  The Underwritten Shares and the Underwritten Warrants included in the Underwritten Units will trade separately on the tenth business day following the earlier to occur of (i) the expiration of the Over-allotment Option (as defined below) or (ii) its exercise in full.

The Company has granted the Underwriters the option (the “Over-allotment Option”) to purchase an aggregate of up to 208,200 additional units (the “Over-allotment Units”), each Over-allotment Unit consisting of (i) one share Common Stock (the “Over-allotment Shares”) and (ii) one warrant to purchase one share of Common Stock (the “Over-allotment Warrants”), as may be necessary to cover over-allotments made in connection with the offering.  The Underwritten Units and the Over-allotment Units are collectively referred to as the “Units,” the Underwritten Shares and the Over-allotment Shares are collectively referred to as the “Shares,” the Underwritten Warrants and Over-allotment Warrants are collectively referred to as the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants are referred to as the “Warrant Shares.” The Units, the Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.”  The Warrants will be issued pursuant to the terms of a Warrant Agreement (the “Warrant Agreement”) to be entered into by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”) in substantially the form attached hereto as Exhibit A.

The Company and the Underwriters hereby confirm their agreement as follows:

1.             Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-173555) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission.  Such registration statement, including amendments thereto (including post effective amendments thereto) at such time, the exhibits and any schedules thereto at such time and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  If the Company has filed or files a registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.  Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.”  The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter  called the “Pricing Prospectus.”

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus relating to the Securities and such final prospectus, as filed, is hereinafter called the “Final Prospectus.”  The Final Prospectus, the Pricing Prospectus and any preliminary prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Pricing Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system.

2.             Representations and Warranties of the Company Regarding the Offering.

(a)       The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 5(c) below), and as of each Option Closing Date (as defined in Section 5(b) below), except as otherwise indicated, as follows:

(i)            At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package (as defined in

Section 2(a)(iii)(A)(1) below) as of the date hereof and at the Closing Date and on each Option Closing Date, any roadshow or investor presentations delivered to and approved by the Underwriters for use in connection with the marketing of the offering of the Units (the “Marketing Materials”) as of the time of their use and at the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date and on each Option Closing Date, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, which written information is described in Section 8(g).  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)           The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Units other than the Time of Sale Disclosure Package and the Marketing Materials.

(iii)          (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Units.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale Disclosure Package” means the Pricing Prospectus, each Issuer Free Writing Prospectus, and any description of the transaction provided by the Underwriters included on Schedule II.

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Units that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)           At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)          The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus in accordance with Regulation S-X which have not been included as so required.  The pro forma and pro forma as adjusted financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus has been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.  The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein.  The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(v)           To the Company’s knowledge, Deloitte & Touche LLP, which has expressed its opinion with respect to the audited financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(vi)          The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(vii)         All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(viii)        The Company has filed with the Commission a Form 8-A (File Number 000-54570) providing for the registration under the Exchange Act of the Common Stock.  The registration of the Common Stock under the Exchange Act has been declared effective by the Commission on the date hereof. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed or approved for listing on the OTC Bulletin Board (the “OTC BB”). There is no action pending by the Company or, to the Company’s knowledge, the OTC BB to delist the Common Stock from the OTC BB, nor has the Company received any notification that the OTC BB is contemplating terminating such listing.  When issued, the Units, the Shares and the Warrants will be listed on the OTC BB.

(ix)           The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(x)            The Company is not and, after giving effect to the offering and sale of the Units and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(b)       Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.             Representations and Warranties Regarding the Company.

(a)       The Company represents and warrants to and agrees with, the Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(i)            Each of the Company and its subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiary has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiary, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).  Except for the Company’s subsidiary set forth on Schedule III attached hereto, the Company does not have any other subsidiaries and such subsidiary is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act).

(ii)           The Company has the power and authority to enter into this Agreement, the Warrant Agreement, the Warrants and the Representative UPO (as defined in Section 5(e) below) and to authorize, issue and sell the Units as contemplated by this Agreement.  Each of this Agreement, the Warrant Agreement, the Warrant and the Representative UPO has been duly authorized.  This Agreement has been executed and delivered and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  When executed and delivered by the Company in accordance with the terms hereof, each of the Warrant Agreement, the Warrants and the Representative UPO will have been executed and delivered and will constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)          The execution, delivery and performance of this Agreement, the Warrant Agreement, the Warrants and the Representative UPO and the consummation of the transactions contemplated herein and therein will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or by-laws.

(iv)          Neither the Company nor its subsidiary is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents.

(v)           No consent, approval, order, authorization or filing is required on the part of the Company and its subsidiary in connection with the execution, delivery or performance of this Agreement,  Warrant Agreement, the Warrants and the Representative UPO and the issue and sale of the Securities, except (V) such consents, approvals, authorizations, registrations or qualifications as have been obtained prior to the date hereof, (W) the registration under the Securities Act of the Securities, (X) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (Y) the registration of the Securities under the Exchange Act.

(vi)          The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.  Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Units, and the Shares and the Warrants underlying the Units, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights.  The Warrant Shares, when issued, paid for and delivered upon due exercise of the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration

or similar rights.   The shares of Common Stock underlying the Units and issuable upon exercise of the Warrants have been reserved for issuance upon separation of the Units and the exercise of the Warrants.  The shares of Common Stock underlying the Units included in the Representative UPO and issuable upon exercise of the warrants included therein have been reserved for issuance upon exercise of the Representative UPO and the warrants included therein and, when issued in accordance with the terms of the Representative UPO and the exercise of the warrants included therein, will be duly and validly authorized, validly issued, fully paid and non-assessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights.  The Securities and the Representative UPO will conform to the descriptions contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(vii)         Each of the Company and its subsidiary has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its subsidiary has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  To the knowledge of the Company, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiary, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiary.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)        Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor its subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or its subsidiary (other than the reverse stock split described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)           There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or its subsidiary is a party or of which any property or assets of the Company or its subsidiary is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(x)            The Company and its subsidiary holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi)           The Company and its subsidiary have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect.  The property held under lease by the Company and its subsidiary is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiary.

(xii)          The Company and its subsidiary owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiary as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  To the knowledge of the Company, no action or use by the Company or its subsidiary will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor subsidiary has received any notice alleging any such infringement or fee.

(xiii)         The Company and its subsidiary has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt

Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.  The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its subsidiary that are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, to the extent applicable).  The descriptions of the results of such studies and tests that are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are accurate and complete in all material respects and fairly present the published data derived from such studies and tests, and each of the Company and its subsidiary has no knowledge of other studies or tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  Neither the Company nor its subsidiary has received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests.  For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority or that additional studies, tests or preclinical or clinical trials will reach similar results or conclusions.

(xiv)        The Company has established and administers a compliance program applicable to the Company and its subsidiary, to assist the Company, its subsidiary and their directors, officers and employees of the Company and its subsidiary in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA to the extent applicable).

(xv)         Except as would not result in a Material Adverse Effect, neither the Company nor its subsidiary has failed to file with the applicable regulatory authorities (excluding the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission that is required to be so filed.  Neither the Company nor its subsidiary has failed to file with the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, any filing, declaration, listing, registration, report or submission that is required to be so filed.  All such filings were in material compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(xvi)        Neither the Company nor its subsidiary nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or its subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Units contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xvii)       The Company and its subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries in similar locations.  Neither the Company nor any subsidiary has been refused any coverage under insurance policies sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xviii)      No labor dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xix)         Neither the Company, its subsidiary nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xx)          No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xxi)         There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Units hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxii)        Except for payments made to Maxim Group LLC in connection with the 2010/2011 Convertible Debt Offering (as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus), the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxiii)       None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxiv)       To the Company’s knowledge, no (i) officer or director of the Company or its subsidiary, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiary or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Underwriters and their counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiary is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxv)        Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxvi)       The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the captions “Business- Regulation”, “Related Party Transactions”, “Shares Eligible for Future Sale”, and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xxvii)      Except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xxviii)     Except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six month period preceding the date of the Final Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xxix)       The Company and its subsidiary (i) are in compliance with all, and have not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of either (i) or (ii) where the failure to comply or the potential liability or obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (A) there are no proceedings that are pending, or known to the Company to be contemplated, against the Company or its subsidiary under Environmental Laws in which a governmental authority is also a party, (B) the Company and its subsidiary have no knowledge of any issues regarding compliance with Environmental Laws, or liabilities under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiary, and (C) neither the Company nor its subsidiary anticipates incurring material capital expenditures relating to compliance with Environmental Laws.

(xxx)        The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company has no knowledge of any material weaknesses in its internal control over financial reporting.

(xxxi)       Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxii)      The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiary is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxxiii)     The operations of the Company and its subsidiary are and have been conducted at all times in material compliance with applicable employment laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv)     Neither the Company nor its subsidiary or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or its subsidiary or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiary and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and the Company and its subsidiary will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

4.             Intentionally omitted. .

5.             Purchase, Sale and Delivery of Units.

(a)       On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Units to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Units set forth opposite such Underwriter’s name on Schedule I hereto.  The purchase price for each Underwritten Unit shall be $3.927 per unit (the “Per Unit Price”).

(b)       The Company hereby grants to the Underwriters the option to purchase some or all of the Additional Units and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Additional Units at the Per Unit Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  This option may be exercised by the Representative at any time and from time to time on or before the forty fifth (45th) day following the date hereof, by written notice to the Company (the “Option Notice”).  The Option Notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree.

Payment of the purchase price for and delivery of the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Units as set forth in subparagraph (c) below.  For the purpose of expediting the checking of the certificate for the Additional Units by the Underwriters, the Company agrees to make a form of such certificate available to the Underwriters for such purpose at least one full business day preceding the Option Closing Date.

(c)       The Underwritten Units will be delivered by the Company to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. PST, on the third (or if the Underwritten Units are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Units, at such date and time set forth in the Option Notice.  The time and date of delivery of the Underwritten Units or the Additional Units, as applicable, is referred to herein as the “Closing Date.”  If the Underwriters so elect, delivery of the Underwritten Units and Additional Units may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriters.  Certificates representing the Units, in definitive form and in such denominations and registered in such names as the Underwriters may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m. PDT on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.

(d)       As partial consideration, on the Closing Date and the Option Closing Date, the Company shall pay to the Representative, in cash, a corporate finance fee equal to two and one half percent (2.5%) of the gross proceeds received by the Company from the sale of the Underwritten Units on the Closing Date and the Additional Units on the Option Closing Date.

(e)       On the Closing Date, the Company hereby agrees to issue and sell to the Representative (and/or their designees) at the closing, a unit purchase option (“Representative’s UPO”), in form and substance acceptable to the Representative for the purchase of an aggregate of 27,760 Units for an aggregate purchase price of $100.00.

6.             Covenants.  The Company covenants and agrees with the Underwriters as follows:

(a)       To prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

(b)       During the period beginning on the date hereof and ending on the later of the Closing Date, the expiration of the overallotment option described in Section 4(b) above, the last Option Closing Date or such date as determined by the Underwriters that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(c)           From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(d)           (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Units, the Shares or the Warrants as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.  If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or their counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Underwriters, allow the Underwriters the opportunity to provide reasonable comments on such amendment, Prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)           The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(f)            The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(g)           The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(h)           The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Units, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Units, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Units for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and reasonable fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA, of the terms of the sale of the Units, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  In addition to the foregoing and the fees in Section 5, the Company will reimburse the Representative for a maximum of $200,000, which amount includes fees and disbursements disclosed in subsection (E) of this paragraph (h), for its expenses incurred in connection with the purchase and sale of the Units contemplated hereby.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 7 or Section 11, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with its investigation, preparing to market and marketing the Units or in contemplation of performing its obligations hereunder.

(i)                                     The Company intends to apply the net proceeds from the sale of the Units to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(j)                                     The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(k)                                  The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and the Underwriters represent and agree that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(l)                                     The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 180 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus with respect to shares issuable upon exercise of warrants issued in connection with the Company’s 2010/2011 Convertible Debt Offering, file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The restrictions contained in the preceding sentence shall not apply to (1) the Units to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus, or (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension in writing.

(m)                               During a period of three years from the effective date of the Registration Statement, the Company shall furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiary are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 6(m).

(n)                                 To engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(o)                                 To use its best efforts to list the Units, the Shares and the Warrants on the OTC BB.

(p)                                 The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Underwritten Units, including, but not limited to, confirming that all potential investors introduced by the Company to the Underwriters which have provided to the Underwriters an indication of interest to purchase Underwritten Units confirm such order promptly after the execution of this Agreement and fund the payment of the Underwritten Units pursuant to such order in full prior to the Closing Date.

7.                                      Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase the Units are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)                      If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Underwriters for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b)                     The Units, the Shares and the Warrants shall be qualified for listing on the OTC BB.

(c)                      FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)                     The Underwriters shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriters’ reasonable opinion, is material, or omits to state a fact which, in the Underwriters’ reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)                      On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)                        On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters the opinion and negative assurance letters of Harris Beach PLLC, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Schedule IV.

(g)                     On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters the opinion and negative assurance letters of Kenneth J. Lukacher, the Company’s IP counsel, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Schedule V.

(h)                     Intentionally omitted.

(i)                         On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters the negative assurance letter of Lowenstein Sandler PC, counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(j)                         The Underwriters shall have received a letter of Deloitte & Touche LLP, on the date hereof and on the Closing Date addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(k)                      On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)                                     The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date or the Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as applicable;

(ii)                                  No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                               There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(l)                         All potential investors introduced by the Company to the Underwriters which have provided to the Underwriters an indication of interest to purchase Underwritten Units shall confirm such order promptly after the execution of this Agreement and fund the payment of the Underwritten Units pursuant to such order, as directed by the Representative, in full prior to the Closing Date.

(m)                   On or before the date hereof, the Underwriters shall have received duly executed “lock-up” agreements, in a form set forth on Schedule VI, between the Underwriters and each of the executive officers and directors of the Company specified in Schedule VII.

(n)                     The Company shall have furnished to the Underwriters and their counsel such additional documents, certificates and evidence as the Underwriters or their counsel may have reasonably requested.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 6(h), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

8.                                      Indemnification and Contribution.

(a)                                              The Company agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Final Prospectus), any Issuer Free Writing Prospectus or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under applicable law, and will reimburse the Underwriters for any legal or other out of pocket expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company on behalf of any Underwriter through the Representative specifically for use in the preparation thereof, which written information is described in Section 8(g).

(b)                     Intentionally omitted.

(c)                      The Underwriters will indemnify, defend and hold harmless the Company, its respective affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(d)                     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 8, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ commissions referenced in Section 4(a) actually received by the Underwriters pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)        The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of such Underwriter under this Section 8 shall be in addition to any liability that such Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its respective officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g)       For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing to the Company by the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph preceding the legend on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters.

9.             Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 6(h) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of their respective officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Units to and by the Underwriters hereunder.

10.          Default of One or More of the Several Underwriters.  If, on the Closing Date or any Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of Units to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Units by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Underwritten Units set forth opposite their respective names on Schedule I bears to the aggregate number of Underwritten Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs exceeds 10% of the aggregate number of Units to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Units are not made within 24 hours after such default, this Agreement or the obligation to purchase Units on an Option Closing Date, as applicable, shall terminate without liability of any party to any other party, except that the provisions of Sections 6(h), 8, 9, 11 and 13 shall at all times be effective and shall survive such termination.  In any case where such a default does not result in a termination of this Agreement or the obligation of the Underwriters to purchase Units on the Closing Date or an Option Closing Date, as applicable, either the Representative or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

11.          Termination of this Agreement.

(a)       The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Underwriters, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriters, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriters, inadvisable or impracticable to market the Units or enforce contracts for the sale of the Units (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the OTC BB or trading in securities generally on the Nasdaq Stock Market, New York Stock Exchange or NYSE Amex shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the OTC BB, Nasdaq Global Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Underwriters, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiary considered as a whole, whether or not arising in the ordinary course of business.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(h) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)       If the Underwriters elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriters by telephone, confirmed by letter.

12.          Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Roth, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, telecopy number: (949) 720-7227, Attention:  Managing Director; and if to the Company, shall be mailed, delivered or telecopied to it at 2320 Brighton Henrietta Town Line Road, Rochester, NY 14623, telecopy number: (857) 263-8056, Attention:  Jay Eastman, or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

13.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Units from the Underwriters.

14.          Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Units and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

15.          Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

16.          Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

17.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

18.          Submission to Jurisdiction.  The Company irrevocably (a) submits to the jurisdiction of any court of the State of California for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

19.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

LUCID, INC.

By:	/s/ L. Michael Hone
Name:	L, Michael Hone
Title:	Chief Executive Officer

Confirmed as of the date first above-

mentioned by the Representative of the Underwriters.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron Gurewitz
Name:	Aaron Gurewitz
Title:	Head of Equity Capital Markets

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Units to be Purchased from the Company	Number of Additional Units to be Purchased from the Company
Roth Capital Partners, LLC	763,400	114,510

Maxim Group LLC	624,600	93,690
TOTAL

SCHEDULE II

None

SCHEDULE III

Significant Subsidiaries

Lucid International Ltd.

SCHEDULE IV

Company Opinions

1.             The Company is a corporation duly incorporated and is a validly existing corporation under the laws of the State of New York, with the corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

2.             The Company is in good standing under the laws of the State of New York and is qualified to do business as a foreign corporation and is in good standing in                               .

3.             Lucid International Ltd. (the “Subsidiary”) is a private limited company duly organized and is validly existing under the laws of the jurisdiction of its organization, with the power to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

4.             The Subsidiary is in good standing under the laws of its jurisdiction of organization and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule A attached hereto.

5.             All of the outstanding of capital stock or other equity or ownership interests of the Subsidiary is owned of record by the Company.

6.             The authorized capital stock of the Company (including the Securities) conforms to the description thereof set forth in the Pricing Prospectus and the Prospectus.  The form of certificate used to evidence the Common Stock is in proper form and complies with all applicable requirements of the Certificate of Incorporation and By-laws of the Company and the New York Business Corporation Law (the “BCL”).  The Securities conform to the description thereof set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

7.             Each of the Warrant Agreement, the Warrants and the Representative UPO conforms to the description thereof set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus.

8.             No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) pursuant to the Certificate of Incorporation or By-laws of the Company or the BCL or (ii) to any Contract filed as an exhibit to the Registration Statement or any report filed by the Company with the Commission and incorporated by reference into the Registration Statement.

9.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

10.           Each of the Warrant Agreement, the Warrants and the Representative UPO has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

11.           The Units are duly authorized and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

12.           The Shares and the Warrant Shares are duly authorized and, when issued and delivered by the Company upon separation of the Units and the due exercise of the Warrants, as the case may be, will be validly issued, fully paid and nonassessable.  The Shares and the Warrant Shares have been reserved for issuance upon separation of the Units and the exercise of the Warrants.

13.           The Registration Statement was declared effective under the Securities Act on                          , 2011 and, to our knowledge, based solely upon telephonic confirmation from the staff of the Commission on the date hereof, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to our knowledge, threatened by the Commission.  The Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such Rule 424(b).

14.           The Units, the Shares, the Warrants and the Warrant Shares have been approved for listing on the OTC BB.

15.           The statements in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the headings “Business - Regulation - FDA Regulation,” “Description of Capital Stock”, “Shares Eligible for Future Sale” and “Underwriting” and in the Registration Statement in Item 14, insofar as such statements constitute summaries of legal matters, documents or proceedings referred to herein, fairly summarize the matters described therein in all material respects.

16.           To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, other than those disclosed therein.

17.           To our knowledge, there are no Contracts required to be described or referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or any report filed by the Company with the Commission and incorporated by reference into the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

18.           Except as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any debt or equity securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement pursuant to any Contract filed as an exhibit to the Registration Statement or any report filed by the Company with the Commission and incorporated by reference into the Registration Statement.

19.           The execution and delivery of the Underwriting Agreement, the Warrant Agreement, the Warrants and the Representative UPO by the Company, the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of the Underwriting Agreement, as to which no opinion is rendered) and the issuance and sale of the Securities, the Warrants and the Representative UPO (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) do not violate the provisions of the Company’s Certificate of Incorporation or By-laws; (iii) do not constitute a breach of, or default or Default Acceleration Event, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any Contract filed as an exhibit to the Registration Statement or any report filed by the Company with the Commission and incorporated by reference into the Registration Statement; (iv) do not violate applicable federal securities laws or the provisions of the BCL; (v) do not require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under applicable federal securities laws or the provisions of the BCL that have not been obtained or made; or (vi) do not violate any administrative regulation or administrative or court decree known by us to be applicable to the Company, except, in the case of each of clauses (iii), (iv) and (vi) only, for those breaches and violations which would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and, in the case of clause (v) only, those which the failure to obtain or make, would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.

20.           No consent, approval, authorization or other order of, or registration or filing with, any foreign, federal, or New York court or other governmental or regulatory authority or agency that, in our experience is normally applicable to transactions of the type contemplated by the Underwriting Agreement, is required for the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the offer and sale of the Securities under the Securities Act, which has been effected, and such consents, approvals, authorizations, orders and registrations or filings as may be required under applicable state securities laws and from FINRA in connection with the purchase and distribution of the Securities by the Underwriters or applicable state securities or blue sky laws, as to which we express no opinion.

21.           The Company is not required and, after giving effect to the application of the proceeds received by the Company from the offering and sale of the Shares as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act.

In addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Time of Sale Disclosure Package and the Final Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, we also participated in conferences with certain officers and other representatives of the Company, its independent certified public accountants and you and your counsel, at which the contents of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the documents incorporated by reference in the Time of Sale Disclosure Package and the Final Prospectus and related matters were discussed.  We have also reviewed and relied upon certain corporate records and documents of the Company, letters from counsel and accountants, and oral and written statements and certificates of officers and other representatives of the Company and others as to the existence and consequences of certain factual and other matters.

The purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements or information contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus [(except to the extent expressly set forth in the separate opinion letter of [insert IP counsel] to you as of this date)] and have not made, or undertaken any obligation to make, an independent check or verification thereof (except as also stated in that opinion letter).  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus involve matters of a non-legal nature.

However, subject to the foregoing and based on our participation, review and reliance described in the second preceding paragraph, (i) we believe the Registration Statement (as of its effective date), the Time of Sale Prospectus (as of the Applicable Time), the Final Prospectus (as of its date), and any further amendments and supplements thereto (as of their respective dates), as applicable, made by the Company prior to the date hereof (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief) appeared on their face to be appropriately responsive, and complied as to form, in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (ii) we confirm that no facts have come to our attention that caused us to believe (a) that the Registration Statement or any amendment thereto filed by the Company prior to the date hereof (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), when the Registration Statement or such amendment became effective and on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Time of Sale Disclosure Package (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), as of 6:00 a.m. PDT on                  •, 2011 (the “Applicable Time,” which, you have informed us, is a time before the time of the first sale of the Shares by any Underwriters) and on the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) that, as of its date and as of the date hereof, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We do not express any belief with respect to the assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

In addition, we supplementally inform you that, to our knowledge, there is no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus that is not disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus as required by the Securities Act and the rules thereunder.

SCHEDULE V

Form of IP Counsel Opinion

1.             To our knowledge, (i) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company or any of its subsidiaries, and (ii) no such proceedings have been threatened in writing or contemplated by governmental authorities or others.

2.             We are not aware of any contracts or other documents, relating to the patents, trade secrets, trademarks, service marks or other proprietary information or materials of the Company or any of its subsidiaries that are of a character required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed as required.

3.             To our knowledge, (i) neither the Company nor any of its subsidiaries is infringing or otherwise violating, and, upon the commercialization and sale of the products or services in clinical development and described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus as under development, neither of them would infringe or otherwise violate, any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of others, and I am unaware of any facts which would form a reasonable basis for a claim of any such infringement, and (ii) there are no infringements by others of any of the patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company or its subsidiary, and we are unaware of any facts which would form a reasonable basis for a claim of any such infringement.

4.             To our knowledge, (i) the Company (either directly or through any of its subsidiaries) has clear title or valid license rights to the patents described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus as owned or licensed by the Company or any of its subsidiaries and (ii) except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no rights of third parties to such patents; to our knowledge neither the Company nor any of its subsidiaries lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets that are, or would be, necessary to conduct the business now conducted or proposed to be conducted by the Company or any of its subsidiaries as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; and we are unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the patents and other material intellectual property and assets of the Company or any of its subsidiaries.

5.             We are not aware of any fact with respect to the patent applications of the Company or any of its subsidiaries presently on file that (i) would preclude the issuance of patents with respect to such applications, (ii) we believe would result in such patents, when issued, not being valid and enforceable in accordance with applicable regulations or (iii) would result in a third party having any rights in any patents issuing from such patent applications.

The below to be limited to IP mattters

In addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Time of Sale Disclosure Package and the Final Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, we also participated in conferences with certain officers and other representatives of the Company, its independent certified public accountants and you and your counsel, at which the contents of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the documents incorporated by reference in the Time of Sale Disclosure Package and the Final Prospectus and related matters were discussed.  We have also reviewed and relied upon certain corporate records and documents of the Company, letters from counsel and accountants, and oral and written statements and certificates of officers and other representatives of the Company and others as to the existence and consequences of certain factual and other matters.

The purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements or information contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and have not made, or undertaken any obligation to make, an independent check or verification thereof (except as also stated in that opinion letter).  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus involve matters of a non-legal nature.

However, subject to the foregoing and based on our participation, review and reliance described in the second preceding paragraph, (i) we believe the Registration Statement (as of its effective date), the Time of Sale Prospectus (as of the Applicable Time), the Final Prospectus (as of its date), and any further amendments and supplements thereto (as of their respective dates), as applicable, made by the Company prior to the date hereof (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief) appeared on their face to be appropriately responsive, and complied as to form, in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (ii) we confirm that no facts have come to our attention that caused us to believe (a) that the Registration Statement or any amendment thereto filed by the Company prior to the date hereof (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), when the Registration Statement or such amendment became effective and on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Time of Sale Disclosure Package (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), as of 6:00 a.m. PDT on              •, 2011 (the “Applicable Time,” which, you have informed us, is a time before the time of the first sale of the Shares by any Underwriters) and on the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) that, as of its date and as of the date hereof, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We do not express any belief with respect to the assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

SCHEDULE VI

Form of Lock Up Agreement

FORM OF LOCK-UP AGREEMENT

                    , 2011

Roth Capital Partners, LLC

24 Corporate Plaza Drive

Newport Beach, California 92660

As Representative of the Underwriters

named on Schedule I to the Underwriting Agreement

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Lucid, Inc., a New York corporation (the “Company”), and the underwriters named on Schedule I to the Underwriting Agreement, for which you (the “Representative”) are acting as a representative, with respect to the public offering (the “Offering”) of common stock, $0.01 par value, of the Company (the “Common Stock”).

To induce the Representative to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date that the Registration Statement on Form S-1 (Reg. No. 333-173555) filed by the Company with the Securities and Exchange Commission (the “Commission”) is declared effective by the Commission, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to the Common Stock or any securities convertible into or exchangeable or exercisable for, or any other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock or any other securities of the Company that are substantially similar to the Common Stock or any securities convertible into or exchangeable or exercisable for, or any other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of any Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

The foregoing paragraph shall not apply to (a) the registration of the offer and sale of the Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that a duly authorized representative of such trust agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, (d) transfers of any Common Stock or securities convertible into Common Stock on death by will or intestacy, (e) sales or transfers of any Common Stock solely in connection with the “cashless” exercise of Company stock options outstanding on the date hereof for the purpose of exercising such stock options (provided that any remaining Common Stock received upon such exercise will be subject to the restrictions provided for in this Lock-Up Agreement) or (f) sales or transfers of any Common Stock or securities convertible into Common Stock pursuant to a sales plan entered into prior to the date hereof pursuant to Rule 10b5-1 under the Exchange Act, a copy of which has been provided to the Representative.  In addition, the restrictions sets forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act after the date hereof, provided that (i) a copy of such plan is provided to the Representative promptly upon entering into the same and (ii) no sales or transfers may be made under such plan until the Lock-Up Period ends or this Lock-Up Agreement is terminated in accordance with its terms.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of any Common Stock or any other securities of the Company in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative, make any demand for, or exercise any right with respect to, the registration of any Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is seventeen (17) days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is eighteen (18) days after the date on which the issuance of the earnings release or the material news or material event occurs.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

If (i) the Company notifies the Representative in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) if the closing of the Offering does not occur prior to ninety (90) days from the date of this Lock-Up Agreement or (iv) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Title:

SIGNATURE PAGE TO LOCK-UP AGREEMENT

SCHEDULE VII

List of officers and directors executing lock-up agreements

William J. Shea

L. Michael Hone

Brian Carty

Nancy E. Catarisano

Matthew Cox

Jay M. Eastman, Ph.D.

David Lovenheim

Rocco Maggiotto

Ruben King-Shaw, Jr.

Ramey W. Tomson

Marcy K. Davis-McHugh

William J. Fox

Martin J. Joyce

EXHIBIT A

Form of Warrant Agreement

No.             THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR         WARRANTS

TO 5:00 P.M. NEW YORK CITY TIME, [           ], 2016

LUCID, INC.

WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring [                  ], 2016 (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $.01 per share (“Shares”), of Lucid, Inc., a New York corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate.  The Warrant entitles the holder thereof to purchase from the Company, commencing upon the date of issuance, such number of Shares of the Company at the price of $[       ] per share, upon surrender of this Warrant Certificate and payment of the Warrant Price (as defined below) at the office or agency of the Warrant Agent, [                            ] (such payment to be made by certified check made payable to the Company or by wire transfer of immediately available funds to an account designated by the Company), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the warrant agent named therein (the “Warrant Agreement”).  Notwithstanding anything else in this Warrant Certificate, or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Act and (ii) a prospectus thereunder relating to the Warrant Shares is current.  In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement, shares of common stock or other consideration in lieu of physical settlement in Shares of the Company.  The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.   The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant will expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date.

No fraction of a Share will be issued upon any exercise of a Warrant.  If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least [$                   ] per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price.

By

President	Secretary

American Stock Transfer Company

By:

Its:

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                          Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

Signature Guaranteed:

THE SIGNATURE TO THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                         hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                                       of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                                                           Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

Signature Guaranteed:

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.